For additional information, contact:

Michael C. Burer
Chief Financial Officer
Pacific Office Properties Trust, Inc.
10188 Telesis Court, Ste 222
San Diego, CA 92121
(858) 882-9500
PACIFIC OFFICE PROPERTIES ANNOUNCES
THIRD QUARTER 2011 FINANCIAL RESULTS

San Diego, California - November 14, 2011 - Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office real estate investment trust (REIT), today announced its financial results for the three and nine months ended September 30, 2011.

Three Month Financial and Operating Results

The Company reported Funds from Operations (FFO) attributable to common stockholders for the quarter ended September 30, 2011 of $(2.7) million, or $(0.15) per diluted share.

During the three months ended September 30, 2011, the Company incurred $1.2 million of non-cash impairment charges related to the Company's investments in two unconsolidated joint ventures. The charges were taken due to uncertainty surrounding debt maturing in the first quarter of 2012 that is secured by the properties owned by the joint ventures. FFO excluding these charges and other non-recurring items for the quarter ended September 30, 2011 was $(1.3) million, or $(0.07) per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the quarter ended September 30, 2011 of $(0.9) million, or $(0.05) per diluted share, compared to $0.8 million, or $0.05 per diluted share, for the quarter ended September 30, 2010.
The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended September 30, 2011 of $1.5 million, or $(0.39) per basic and diluted share, which includes the Company's portion of depreciation and amortization expense of $0.8 million. This compares to a GAAP net loss attributable to common stockholders of $1.8 million, or $(0.46) per basic and diluted share, which included the Company's portion of depreciation and amortization expense of $1.2 million.

Nine Month Financial and Operating Results

The Company reported Funds from Operations (FFO) attributable to common stockholders for the nine months ended September 30, 2011 of $(11.2) million, or $(0.62) per diluted share.

During the nine months ended September 30, 2011, the Company incurred residual acquisition and abandoned offering costs of $0.8 million. In addition, the Company incurred $11.5 million of non-cash impairment charges related to the contributions of the Pacific Business News Building and City Square properties into joint ventures. The loans secured by these properties were repaid at a discount and as such the Company recognized a $10.0 million gain on forgiveness of debt related to these loans. The Company also incurred an additional $3.3 million of non-cash impairment charges related to a consolidated property and $2.6 million of non-cash impairment charges related to unconsolidated joint ventures during the period. FFO excluding these non-recurring items for the nine months ended September 30, 2011 was $(2.8) million, or $(0.16) per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the nine months ended September 30, 2011 of $(0.7) million, or $(0.04) per diluted share, compared to $3.3 million, or $0.18 per diluted share, for the nine months ended September 30, 2010.
The Company also reported a GAAP net loss attributable to common stockholders for the nine months ended September 30, 2011 of $5.6 million, or $(1.44) per basic and diluted share, which includes the Company's portion of depreciation and amortization expense of $2.8 million. This compares to a GAAP net loss attributable to common stockholders of $4.1 million, or $(1.06) per basic and diluted share, which included the Company's portion of depreciation and amortization expense of $3.7 million.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a self-administered and self-managed real estate investment trust that owns and operates primarily institutional-quality office properties principally in selected long-term growth markets in southern California and Hawaii. The Company's strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning and superior leasing and management.

Certain Information About Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “potential” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company's filings from time to time with the SEC. Pacific Office Properties Trust, Inc. disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except share and per share data)

	September 30, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$283,539	$353,137
Cash and cash equivalents	4,777	9,112
Restricted cash	4,545	9,851
Rents and other receivables, net	2,169	2,302
Deferred rents	4,803	6,332
Intangible assets, net	14,125	24,801
Acquired above-market leases, net	223	358
Other assets, net	3,628	5,141
Goodwill	48,549	48,549
Investments in unconsolidated joint ventures	6,406	8,802
Total assets	$372,764	$468,385

LIABILITIES AND EQUITY (DEFICIT)
Mortgage and other loans, net	$356,208	$420,126
Unsecured notes payable to related parties	21,104	21,104
Accounts payable and other liabilities	28,646	31,816
Acquired below-market leases, net	5,365	7,918
Total liabilities	411,323	480,964

Commitments and contingencies

Equity:
Preferred Stock, $0.0001 par value per share, 100,000,000
shares authorized, one share of Proportionate
Voting Preferred Stock issued and outstanding
at September 30, 2011 and December 31, 2010	—	—
Senior Common Stock, $0.0001 par value per share
(liquidation preference $10 per share, $24,108 and $24,179 as of
September 30, 2011 and December 31, 2010, respectively)
40,000,000 shares authorized, 2,410,839 and
2,417,867 shares issued and outstanding at September 30, 2011
and December 31, 2010, respectively	21,459	21,525
Listed Common Stock, $0.0001 par value per share,
599,999,900 shares authorized, 3,941,142 and 3,903,050
shares issued and outstanding at September 30, 2011 and December 31, 2010	185	185
Class B Common Stock, $0.0001 par value per share, 100 shares authorized,
issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Additional paid-in capital	110	50
Cumulative deficit	(156,175)	(150,524)
Total stockholders' equity (deficit)	(134,421)	(128,764)
Non-controlling interests:
Preferred unitholders in the Operating Partnership	127,268	127,268
Common unitholders in the Operating Partnership	(31,406)	(11,083)
Total equity (deficit)	(38,559)	(12,579)
Total liabilities and equity (deficit)	$372,764	$468,385

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended September 30,
	2011	2010

Revenue:
Rental	$7,233	$10,876
Tenant reimbursements	5,166	5,324
Property management and other services	1,300	—
Parking	1,633	2,025
Other	121	91
Total revenue	15,453	18,316

Expenses:
Rental property operating	7,914	10,168
General and administrative	2,395	687
Depreciation and amortization	3,717	5,649
Interest	6,306	9,133
Acquisition costs	12	630
Total expenses	20,344	26,267

Loss before equity in net earnings (loss) of
unconsolidated joint ventures	(4,891)	(7,951)
Equity in net earnings (loss) of unconsolidated
joint ventures	(1,121)	140
Net loss	(6,012)	(7,811)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(568)	(568)
Common unitholders in the Operating Partnership	5,480	6,617
	4,912	6,049
Dividends on Senior Common Stock	(437)	(49)
Net loss attributable to common stockholders	$(1,537)	$(1,811)

Net loss per common share - basic and diluted	$(0.39)	$(0.46)

Weighted average number of common shares
outstanding - basic and diluted	3,941,242	3,903,150

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the nine months ended September 30,
	2011	2010

Revenue:
Rental	$25,837	$31,621
Tenant reimbursements	15,397	16,742
Property management and other services	3,533	—
Parking	5,429	6,093
Other	1,013	267
Total revenue	51,209	54,723

Expenses:
Rental property operating	25,852	29,885
General and administrative	8,029	2,091
Depreciation and amortization	12,801	17,178
Interest	20,035	22,580
Abandoned offering costs	420	—
Acquisition costs	279	630
Impairment of long-lived assets	14,784	—
Total expenses	82,200	72,364

Loss before gain on forgiveness of debt,
equity in net earnings (loss) of unconsolidated
joint ventures and non-operating income	(30,991)	(17,641)
Gain on forgiveness of debt	10,045	—
Equity in net earnings (loss) of unconsolidated
joint ventures	(2,515)	184
Non-operating income	507	—
Net loss	(22,954)	(17,457)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(1,704)	(1,704)
Common unitholders in the Operating Partnership	20,322	15,113
	18,618	13,409
Dividends on Senior Common Stock	(1,312)	(53)
Net loss attributable to common stockholders	$(5,648)	$(4,101)

Net loss per common share - basic and diluted	$(1.44)	$(1.06)

Weighted average number of common shares
outstanding - basic and diluted	3,918,080	3,869,991

Pacific Office Properties Trust, Inc.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2011	2010	2011	2010
Reconciliation of net loss to FFO (1):
Net loss attributable to common stockholders	$(1,537)	$(1,811)	$(5,648)	$(4,101)
Add:
Depreciation and amortization of real estate assets	3,717	5,649	12,801	17,178
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	598	607	1,924	1,949
Less:
Distributions to preferred unitholders	(568)	(568)	(1,704)	(1,704)
Net loss attributable to non-controlling interests	(4,912)	(6,049)	(18,618)	(13,409)
FFO attributable to common stockholders	$(2,702)	$(2,172)	$(11,245)	$(87)

Reconciliation of FFO to FFO, excluding non-recurring items:
FFO	$(2,702)	$(2,172)	(11,245)	(87)
Add (deduct):
Acquisition costs	12	630	279	630
Acquisition costs -
unconsolidated joint ventures	18	—	70	—
Abandoned offering costs	—	—	420	—
Impairment of long-lived assets	—	—	14,784	—
Impairment of investments
in unconsolidated joint ventures	1,185	—	2,543	—
Default interest and late penalties accrued
on non-recourse loans in default	148	2,289	859	2,433
Non-operating income	—	—	(507)	—
Gain on forgiveness of debt	—	—	(10,045)
FFO, excluding non-recurring items	$(1,339)	$747	$(2,842)	$2,976

Reconciliation of FFO to AFFO (2):
FFO attributable to common stockholders	$(2,702)	$(2,172)	$(11,245)	$(87)
Acquisition costs	12	630	279	630
Acquisition costs -
unconsolidated joint ventures	18	—	70	—
Abandoned offering costs	—	—	420	—
Default interest and late penalties accrued
on non-recourse loans in default	148	2,289	859	2,433
Non-operating income	—	—	(507)	—
Impairment of long-lived assets	—	—	14,784	—
Impairment of investments
in unconsolidated joint ventures	1,185	—	2,543	—
Gain on forgiveness of debt	—	—	(10,045)	—
Amortization of interest rate contracts, loan premiums
and prepaid financings	234	330	918	1,026
Non-cash compensation expense	—	50	60	150
Deferred interest expense on unsecured notes payable	463	432	1,352	1,261
Amortization of acquired above- and below-market leases	(158)	(492)	(934)	(1,578)
Straight-line rent adjustments, net	375	93	1,553	403
Recurring capital expenditures, tenant improvements
and leasing commissions	(439)	(327)	(808)	(987)
AFFO attributable to common stockholders	$(864)	$833	$(701)	$3,251

FFO per share - diluted	$(0.15)	$(0.12)	$(0.62)	$—
FFO, excluding non-recurring items - diluted	$(0.07)	$0.04	$(0.16)	$0.16
AFFO per share - diluted	$(0.05)	$0.05	$(0.04)	$0.18
Weighted average number of common shares and common
share equivalents outstanding - diluted (3)	18,042,246	18,077,425	18,019,084	18,127,136

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. The National Association of Real Estate Investment Trusts, or NAREIT, has provided a recommendation on how REITs should define FFO. NAREIT suggests that FFO be defined as net income (loss) attributable to stockholders (as computed in accordance with GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with NAREIT guidelines. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs' FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO nonrecurring items, straight-line rent adjustments (straight-line ground rent expense minus straight-line rent revenue), the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes and then subtracting from FFO the amortization of acquired above- and below-market leases and recurring capital expenditures, tenant improvements and leasing commissions. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO. We also believe that AFFO provides useful information to the investment community about the Company's financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding - diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of September 30, 2011. These common unit interests will become exchangeable for shares of our Listed Common Stock one year after such conversion. Our outstanding preferred unit interests at September 30, 2011 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding preferred unit interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP.

Our Senior Common Stock may be exchanged, at the option of the holder, for shares of our Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock. The exchange ratio is to be calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value of Senior Common Stock of $10.00 per share. Based on a 30-day average Listed Common Stock share price of $0.66 for the period ended September 30, 2011, the exchange ratio as of September 30, 2011, was 10.00. The weighted average number of Senior Common shares outstanding for the three months ended September 30, 2011 was 2,411,826, resulting in 24,118,260 of potentially dilutive common share equivalents outstanding for the three months ended September 30, 2011. The weighted average number of Senior Common shares outstanding for the nine months ended September 30, 2011 was 2,414,737, resulting in 24,147,370 of potentially dilutive common share equivalents outstanding for the nine months ended September 30, 2011. Based on a 30-

day average Listed Common Stock share price of $4.82 for the period ended September 30, 2010, the exchange ratio as of September 30, 2010, was 2.07. The weighted average number of Senior Common shares outstanding for the three months ended September 30, 2010 was 275,483, resulting in 571,147 of potentially dilutive common share equivalents outstanding for the three months ended September 30, 2010. The weighted average number of Senior Common shares outstanding for the nine months ended September 30, 2010 was 99,309, resulting in 205,893 of potentially dilutive common share equivalents outstanding for the nine months ended September 30, 2010.

Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share, on a fully diluted basis, would have been $(0.02) and our AFFO per share, on a fully diluted basis, would have been $0.00, for the three months ended September 30, 2011. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share and AFFO per share, on a fully diluted basis, would have been $(0.03) and $0.03, respectively, for the three months ended September 30, 2010. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share excluding non-recurring items would have been $0.00 for the three months ended September 30, 2011. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share, on a fully diluted basis, would have been $(0.11) and our AFFO per share, on a fully diluted basis, would have been $0.03, for the nine months ended September 30, 2011. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share and AFFO per share, on a fully diluted basis would have been $0.03 and $0.10, respectively, for the nine months ended September 30, 2010. Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share excluding non-recurring items would have been $0.00 for the nine months ended September 30, 2011.

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